SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: April 18, 2018

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices)     (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On April 19, 2018, Actua Corporation (the “Company”) filed a Certificate of Dissolution with the Secretary of State of the State of Delaware pursuant to the Company’s Plan of Dissolution (the “Plan”), which was adopted by the Company’s Board of Directors on January 18, 2018 and approved by the Company’s stockholders on April 18, 2018. As of the close of business on April 19, 2018 (the “Effective Time”), the Company’s common stock will cease trading on the OTCQB Market and the Company’s transfer books will be closed. After the Effective Time, the Company will not record any further transfers of its common stock except transfers by will, intestate succession or operation of law and transfers initiated prior to the Effective Time, which will be allowed to settle even if those transfers would not settle until after the Effective Time. The Effective Time will also serve as the final record date for purposes of any future cash distributions to stockholders. For additional information regarding the Company’s voluntary dissolution and liquidation and the Plan, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2018 (the “Proxy Statement”). A copy of the Company’s Certificate of Dissolution is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Following the Effective Time, the Company expects that it will no longer file Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, beginning with the Quarterly Report on Form 10-Q that the Company would otherwise file for the three months ended March 31, 2018. However, the Company will continue to disclose any material developments relating to the wind-down of its operations by filing Current Reports on Form 8-K until the time of its final liquidation. For additional information regarding this anticipated change to the Company’s reporting practices, please see the section of the Proxy Statement entitled “Reporting Requirements.”

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 18, 2018, the Company held a special meeting of stockholders (the “Special Meeting”). As of March 15, 2018, the record date of the Special Meeting, there were a total of 31,949,234 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 21,392,640 shares of the Company’s common stock were represented in person or by proxy, and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Special Meeting, as well as the final number of votes cast for and cast against, as applicable, for each matter, as well as the number of abstentions and broker non-votes, as applicable, with respect to each such matter.

Proposal #1. Approval of the voluntary dissolution and liquidation of the Company pursuant to the Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,373,053	18,063	1,524	0

Proposal #2. Approval of an adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies if there are not sufficient votes in favor of Proposal #1.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,360,186	30,727	1,727	0

Item 7.01.	Regulation FD Disclosure.

On April 19, 2018, the Company issued a press release announcing the approval of the Plan of by its stockholders and the filing of a Certificate of Dissolution. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Legal Notice Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected or anticipated future reporting behavior of the Company, the implementation of the Plan, the expected timing of the filing of the Company’s Certificate of Dissolution and related matters. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. You should, therefore, carefully read and consider statements that contain these words or expressions, as such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. There are no guarantees that the Company will be able to successfully complete the implementation of the Plan or file the Certificate of Dissolution on the expected timeframe or at all. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 30, 2018, contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	Certificate of Dissolution of Actua Corporation

Exhibit 99.1	Press release of Actua Corporation dated April 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTUA CORPORATION

Date: April 19, 2018	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary